UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2015

Strongbow Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 16, 2017 and March 17, 2017, we sold an aggregate of 370,000 shares of common stock (each, a “Share”) at a price of US$0.50 per Share for gross proceeds of US$185,000.  We issued the Shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended, and to two U.S persons in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 28, 2015, Kent Edney resigned as our chief operating officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Executive Officer

Date: March 24, 2017

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